Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Prosper Marketplace, Inc.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share, 2025 Equity Incentive Plan	Rule 457(h)	78,740,036 (2)	$0.74(3)	$ 58,267,626.64(3)	0.00013810	$8,046.76
Equity	Common Stock, par value $0.01 per share, 2025 Equity Incentive Plan	Rule 457(h)	12,081,595 (4)	$0.74(3)	$ 8,940,380.30(3)	0.00013810	$1,234.67

Total Offering Amounts					$67,208,006.94		$9,281.43

Total Fee Offsets (5)							—

Net Fee Due							$9,281.43

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 (“Common Stock”), of Prosper Marketplace, Inc. (the “Registrant”) that become issuable under the Registrant’s 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Amount registered represents 78,740,036 shares of Common Stock that may become available for issuance under the 2025 Equity Incentive Plan upon the forfeiture, cancelation or expiration of outstanding stock options granted under the Registrant’s 2015 Amended and Restated Equity Incentive Plan, as amended.

(3)	Proposed maximum offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. Given that the shares of Common Stock are not traded on an exchange or over-the-counter, the proposed maximum aggregate offering price and proposed maximum aggregate offering price per share are based on the estimated book value of the Common Stock as of June 30, 2025 (the latest practicable date prior to the filing of this Registration Statement).

(4)	Amount registered represents 12,081,595 shares of Common Stock reserved for future issuance under the 2025 Equity Incentive Plan.

(5)	The Registrant does not have any fee offsets.